Exhibit 10.1

VOTING AGREEMENT

This VOTING AGREEMENT (the “Agreement”) is made by and between the undersigned signatory hereto (the “Stockholder”) and Corvis Corporation, a Delaware corporation (“Corvis”) as of the date set forth below.

Recitals

A. WHEREAS, the Stockholder is the holder of record of the number of shares of the Series A Redeemable Voting Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), of Focal Communications Corporation (“Focal”) set forth on the signature page hereto. The Stockholder has executed a Stockholders’ Consent in Lieu of a Special Meeting of the Stockholders of Focal (the “Written Consent”) authorizing Focal to consummate a merger (the “Merger”) with and into Corvis Acquisition Company, Inc. (“Sub”) pursuant to that certain Agreement and Plan of Merger, dated as of March 3, 2004, by and between Focal, Corvis and Sub (as in effect on the date hereof, the “Merger Agreement”). A copy of the Merger Agreement was attached as an exhibit to the Written Consent.

B. WHEREAS, the Merger Agreement requires Focal to obtain executed Voting Agreements in the form of this Agreement from the holders of at least sixty-seven percent (67%) of the issued and outstanding Series A Preferred Stock and fifty one (51%) percent of the Company’s Common Stock (with the Series A Preferred Stock voting on an as-if-converted basis) as a condition precedent to the consummation of the Merger, and, for that reason, the Stockholder has agreed, solely in its capacity as a stockholder of Focal, to the terms and conditions set forth below relating to the voting of its shares of Focal capital stock.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Stockholder agrees as follows:

1. Voting Rights. The Stockholder hereby agrees as follows: (a) to appear, in person or by proxy, on any applicable record date so that all of the Focal Shares of Focal capital stock it now or hereafter owns of record or beneficially (the “Focal Shares”) are counted for purposes of obtaining a quorum at any meeting of the stockholders of Focal and at any adjournment(s) thereof at which a proposal to approve the Merger or the Merger Agreement is pending; (b) to vote, in person or by proxy, or to the extent written consents of the stockholders of Focal are solicited, to execute and deliver the Written Consent and any other written consent required for the purpose of reaffirming the Merger and the Merger Agreement; (c) to thereafter vote, in person or by proxy against, and refrain from executing written consents in favor of any proposal that is contrary to or inconsistent with the Merger and the Merger Agreement; and (d) to vote in favor of the adjournment to another time, date and place, of any stockholders meeting at which any proposal which the Stockholder is required to vote in favor of as provided above is presented to the stockholders of Focal for action, if a quorum for such meeting is absent or if the votes cast in favor of such proposal at that meeting are insufficient to approve the proposal.

2. Transfer of Ownership. Stockholder is the legal and beneficial owner of record of the Focal Shares referenced in Recital A above and represents to Corvis that it has the power and authority under its governing documents to enter into this Agreement and to comply with its terms. In the event the Stockholder intends to transfer legal or beneficial ownership of any of the Focal Shares referenced in Recital A above, as a condition for the effectiveness of such transfer, the Stockholder shall require the transferee to execute and deliver to Corvis a Voting Agreement identical to this Agreement.

3. Termination. This Agreement shall terminate upon the earliest to occur of either (i) the termination of the Merger Agreement in accordance with its terms, or (ii) and September 15, 2004.

4. Miscellaneous. This Agreement shall be governed by and interpreted in accordance with Delaware law, notwithstanding any law that might otherwise govern under applicable principles of conflicts of law. The parties hereto agree that the failure of a party to perform its obligations hereunder may cause substantial and irreparable harm to the other party for which monetary damages will be inadequate and therefore, in addition to any other remedy to which a party hereto shall be entitled at law or equity, a non-breaching party shall be entitled to a temporary and permanent injunction to prevent breaches of this Agreement by the other party.

SO AGREED:

Number and Class or Series of Focal Shares Owned by Stockholder	Name of Stockholder
By:

Date:

CORVIS CORPORATION

By:

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